Exhibit 99.1
Contact Information
8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182 (703) 918-2430 http://www.arielway.com	Hawk Associates, Inc. Frank N. Hawkins, Jr. or Julie Marshall Phone: (305) 852-2383 E-mail: info@hawkassociates.com http://www.hawkassociates.com http://www.hawkmicrocaps.com

Ariel Way to Acquire dbsXmedia
Company Expected to Provide Leading-Edge Satellite and Wireless Communications Services

Vienna, VA, February 16, 2005 -- Ariel Way, Inc. (OTC Bulletin Board: NFDV), a technology and services provider for highly secure global communications solutions that is undergoing a name change from Netfran Development Corp., announced today that it has signed a binding agreement to acquire dbsXmedia, Inc., a company providing satellite-based services for Business Television, digital signage, training and multimedia.

Ariel Way will acquire the majority of issued and outstanding shares of common stock of dbsXmedia, Inc. in exchange for certain capitalization and financial guaranties that will allow dbsXmedia to rapidly expand its client base. The terms of the transaction were not disclosed.

The transaction, which is subject to the usual conditions of closing, is scheduled to close on or before February 21, 2005. Upon completion of the transaction, Ariel Way will own 60% of dbsXmedia’s stock and Zygot, LLC, held by the management of dbsXmedia, will become the minority 40% shareholder. dbsXmedia will continue to operate under it’s existing name.

Arne Dunhem, chairman of Ariel Way, said, “dbsXmedia provides Ariel Way with additional necessary expertise and business drive to successfully penetrate the satellite and wireless communications markets. We expect dbsXmedia to aggressively take on the U.S. and European marketplaces while providing new and complementary market avenues for Ariel Way’s other business activities.”

David Howgill, CEO of dbsXmedia, said, “We are extremely pleased with today’s agreement. The synergies between the services and technologies provided by existing Ariel Way activities, Ariel Way’s financial backing and our own services will allow dbsXmedia to accelerate our client acquisitions and substantially improve our ability to provide leading Business Television and digital media solutions in the global satellite and wireless industries.”

About dbsXmedia
dbsXmedia aims to provide communications infrastructure and integrated multimedia services to major corporations throughout the U.S. and Europe. dbsXmedia's executive management has over 25 years experience in the video and telecommunications industries. dbsXmedia operates from offices in the United States and United Kingdom, providing industry leading solutions for Business Television, digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks. For more information, visit http://www.dbsxmedia.com.

About Ariel Way, Inc.
Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product solutions and services. The technology development effort for highly secure communications solutions is conducted by a wholly owned subsidiary, Enfotec, Inc. More information about Ariel Way can be found on the web at http://www.arielway.com.

Enfotec designs, manufactures and markets high-speed security appliance solutions that integrate a high-performance Virtual Private Network (VPN) with a firewall, intrusion detection capabilities, anti-virus and security management in a single network appliance. Enfotec’s EN Security Appliance and Custom Security Appliance products feature hardware-based technologies that the company believes delivers true wire-line data speed performance and the highest level of security achievable. The Enfotec EN series of products is scalable while being easy to configure and manage and enables third-party software applications to be easily integrated. Enfotec’s firmware and software technologies use standard off-the-shelf components combined with the Linux operating system to provide customers with performance levels that the company believes were never before realized in a non-proprietary, cost-effective, hardware-based security appliance. More information about Enfotec can be found on the web at http://www.enfotec.net.

A profile on the company can be found at http://www.hawkassociates.com/arielway/profile.htm.

An online investor kit containing Ariel Way press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. For investor relations, contact Frank Hawkins or Ken AuYeung, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

Forward-Looking Statements: Certain statements made in this press release concerning Ariel Way, Inc. and its future operations and acquisitions are forward-looking statements. Although such statements are based on current expectations they are subject to a number of future uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the Netfran Development Corp. acquisition of Ariel Way, Inc. and additional potential acquisitions and the ability of Ariel Way, Inc. to execute effectively its business plan and develop a successful business. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, anticipations or intentions regarding the future. The company assumes no obligation to update information concerning the forward-looking statements contained herein.